                                                                    EXHIBIT 99.1
                                                                    ------------



                                VIEW TECH, INC.
                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                       December 15,    December 31,
                                                           1998            1997
                                                       -------------   ------------
CURRENT ASSETS:                                         (Unaudited)
 Cash and cash equivalents                              $   772,683     $ 1,204,690
 Accounts receivable (net of reserves of $838,967
  and $658,656, respectively)                            14,803,527      13,326,667
 Inventory                                                3,574,767       2,532,456
 Other current assets                                       455,447         428,889
                                                        -----------     -----------

   Total Current Assets                                  19,606,424      17,492,702

PROPERTY AND EQUIPMENT, net                               3,477,104       3,423,838
GOODWILL, net                                             2,308,190       4,198,927
OTHER ASSETS                                                711,206         696,701
                                                        -----------     -----------

                                                        $26,102,924     $25,812,168
                                                        ===========     ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                      $ 8,959,206     $ 7,168,763
  Current portion of long-term debt                         459,057         661,290
  Accrued payroll and related costs                       1,939,424       1,904,506
  Deferred revenue                                        1,965,270       1,087,161
  Accrued restructuring costs                             1,199,811             --
  Other current liabilities                                 627,280       1,371,248
                                                        -----------     -----------

     Total Current Liabilities                           15,150,048      12,192,968
                                                        -----------     -----------

LONG-TERM DEBT                                            4,422,069       5,342,368
                                                        -----------     -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock, par value $.0001, authorized
    5,000,000 shares, none issued or outstanding                --              --
  Common stock, par value $.0001, authorized
    20,000,000 shares, issued and outstanding
    7,722,278 and 6,589,571 shares at December 15, 1998
    and December 31, 1997, respectively                         772             659
  Additional paid-in capital                             15,261,091      13,653,624
  Accumulated deficit                                    (8,731,056)     (5,377,451)
                                                        -----------     -----------
                                                          6,530,807       8,276,832
                                                        -----------     -----------
                                                        $26,102,924     $25,812,168
                                                        ===========     ===========
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